GuideStone Medium-Duration Bond Fund
                                 (the "Fund")

CUSIP: 0028281AY3
Quarterly Report from Adviser for the Quarter Ending
9-30-2009

PROCEDURES PURSUANT TO RULE 10f-3*

(1)  Name of Underwriters
Credit Suisse, DB AG London,
Goldman Sachs International,
Morgan Stanley & Co
International

(2)  Name of Issuer
African Development Bank

(3)  Title of Security
AFDB 1 3/4 10/12

(4)  Date of Prospectus or First Offering
9/24/2009

(5)  Amount of Total Offering
1,000,000,000

(6)  Unit Price
99.660

(7)  Underwriting Spread or Commission
0.10%

(8)  Rating
Aaae/AAA/AAA

(9)  Maturity Date
10/1/2012

(10)  Current Yield
1.756%

(11)  Yield to Maturity
1.867%

(12)  Subordination Features
Sr. Unsecured

[Page Break]
*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which is Goldman, Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Goldman Sachs Trust.



PROCEDURES PURSUANT TO RULE 10f-3 - Continued

(13) Nature of Political Entity, if any, including in the case of revenue bonds, underlying entity supplying the revenue
N/A

(14)  Total Par Value of Bonds Purchased
2,300,000

(15)  Dollar Amount of Purchases ($)
2,292,180

(16)  Number of Shares Purchased
2,300,000

(17) Years of Continuous Operation (excluding municipal securities; see (25)(d) below)
The company has been in continuous
operation for greater than three years.

(18)  % of Offering Purchased by Fund
0.230%

(19)  % of Offering Purchased by all other GSAM
managed Portfolios and Accounts
7.770%

(20)  Sum of (18) and (19)**
8.00%

(21)  % of Fund's Total Assets applied to Purchase
1.01%

(22) Name(s) of Underwriter(s) or Dealer(s) from whom Purchased
Deutsche Bank

(23) Is the Adviser, any Sub-Adviser or any person of which the Adviser or Sub-Adviser is an "affiliated person", a Manager or Co-Manager of the Offering?
Yes

(24) Were Purchases Designated as Group Sales or otherwise allocated to the Adviser, any Sub-Adviser or any person of which the Adviser or Sub-Adviser is an "affiliated person"?
No

(25)  Have the following conditions been satisfied:
      (a)   The securities were part of an issue
            registered under the Securities Act of
            1933, as amended, which is being offered to the public, or were U.S. government securities, as defined in Section 2(a)(29) of the Securities Exchange Act of 1934, or were securities sold in an Eligible
            Foreign Offering or were securities sold

PROCEDURES PURSUANT TO RULE 10f-3 - Continued

            in an Eligible Rule 144A Offering?
            Yes

     (b)    The securities were purchased prior to
            the end of the first day on which any
            sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.
            Yes

      (c)   The underwriting was a firm
            commitment underwriting?
            Yes

      (d)   With respect to any issue of municipal
            securities to be purchased, did the
            securities receive an investment grade
            rating from at least one unaffiliated
            nationally recognized statistical rating organizations, or if the issuer of the municipal securities to purchased, or the entity supplying the revenues from which the issue is to be paid , shall have been in continuous operation for less than three years (including the operation of any predecessors), did the securities receive one of the three highest ratings from one such rating organization?
            Yes - N/A

/s/ Steve Goldman
Portfolio Manager